UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
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[_]  Soliciting Material Pursuant to (S) 240.14a-12

                            SPARTECH CORPORATION
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[LOGO]

                              SPARTECH CORPORATION
                        120 S. Central Avenue, Suite 1700
                          Clayton, Missouri 63105-1705


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 9, 2005

DEAR FELLOW SHAREHOLDER:

     I cordially invite you to attend the 2005 Annual Meeting of Shareholders of Spartech Corporation to be held at 10:00 a.m. on Wednesday, March 9, 2005, at Washington University's Knight Center, One Brookings Drive, St. Louis, Missouri 63130 for the following purposes:

  1. To elect three Class C directors to serve three-year terms.

  2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the 2005 fiscal year.

  3. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on January 10, 2005 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

  After the formal business of the meeting is covered, I will give a brief update on the Company's first quarter results and then discuss in more detail our strategy for the future. This will include a review of our new "Investing in People, Products, Technology and Globalization" initiative which we believe will assist us in achieving our short-term operating & financial goals while also preparing us for a successful future.

  I look forward to seeing you at the meeting, so please mark your calendar for the second Wednesday in March. However, if you are unable to attend, you can ensure that your shares are represented at the meeting by promptly completing your proxy and returning it in the enclosed envelope.


                                   Sincerely,

                                   /s/Bradley B. Buechler
                                   Bradley B. Buechler
St. Louis, Missouri                Chairman, President, and
January 21, 2005                   Chief Executive Officer


                              SPARTECH CORPORATION
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 9, 2005

To Our Shareholders:

     The enclosed proxy is solicited by Spartech Corporation on behalf of its Board of Directors for use at the Company's 2005 Annual Meeting of Shareholders. All expenses for the preparation and mailing of this Proxy Statement and form of proxy will be paid by the Company. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred by them in transmitting proxy materials to the beneficial owners of the Company's common stock.

     The persons named in the accompanying proxy were selected by the Board of Directors of the Company. They have advised the Company of their intentions, if no contrary instructions are given, to vote the shares represented by all properly executed and unrevoked proxies received by them for the Board of Directors' nominees for director and for proposal 2, as set forth in the Notice of Annual Meeting of Shareholders, and on any other matter which may come before the Annual Meeting in accordance with their best judgment.

     This Proxy Statement and the proxy solicited hereby are being first sent or delivered to shareholders of the Company on or about January 21, 2005. Any shareholder giving a proxy has the right to revoke it by notifying the Secretary of the Company of such revocation, in writing, at any time before its exercise. Execution or revocation of a proxy will not in any way affect the shareholder's right to attend the Annual Meeting and vote in person.

     A copy of Spartech's Annual Report to Shareholders for the fiscal year ended October 30, 2004 accompanies this Proxy Statement.

                    OUTSTANDING SHARES AND VOTING PROCEDURES

     The outstanding voting securities of the Company on January 10, 2005 consisted of 32,210,054 shares of Common Stock, $0.75 par value per share, entitled to one vote per share.

     Only shareholders of record at the close of business on January 10, 2005 are entitled to receive notice of and to vote at the Annual Meeting and at any and all adjournments thereof. A majority of the outstanding shares of common stock must be represented at the Annual Meeting in person or by proxy to constitute a quorum.

     With respect to proposal 1, a plurality of the votes cast in person or by proxy at the Annual Meeting is required to elect directors, which means that the nominees who receive the largest number of votes cast are elected as directors, up to the number of directors to be elected at the meeting. With respect to proposal 2, a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the proposal. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted in the tabulations of the votes cast on proposal 2, and will therefore have the same effect as negative votes. Broker non-votes, however, will not be counted for the purpose of determining whether the proposal has been approved.
                       PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board of Directors currently consists of nine directors, divided into three classes. All directors hold office for a term of three years. The Class C directors elected at this Annual Meeting will hold office until the Annual Meeting of Shareholders in 2008, the Class A directors will continue in office until the Annual Meeting of Shareholders in 2006, and the Class B directors will continue in office until the Annual Meeting of Shareholders in 2007, and, in each case, until their successors are duly elected and qualified.

     The Board of Directors has nominated Ralph B. Andy, Lloyd E. Campbell and Jackson W. Robinson, present directors of the Company, to be reelected Class C directors of the Company.

     Listed below are the members of the Company's Board of Directors, including the nominees for election to the Board, with certain information about each of them including their principal occupations for the last five years:

                                                               Spartech
                                                               Director
     Name, Age            Principal Occupation and Other          Since
                                 Directorships

Ralph B. Andy, 60  Mr. Andy has been the Chairman and Chief      1998
                   Executive Officer of Pennatronics Corp., a provider of contract electronic manufacturing services, since 2000. He currently stands for reelection.

Bradley B.         Mr. Buechler is the Chairman of the Board,    1984
Buechler, 56       President and Chief Executive Officer of
                   the Company.  Mr. Buechler, a CPA, was
                   Corporate Controller and Vice
                   President-Finance of the Company from 1981 to 1984, and Chief Financial Officer from
                   1983 to 1987.  He became Chief Operating
                   Officer of the Company in 1985, President in 1987, Chief Executive Officer in 1991, and Chairman of the Board in March 1999.
                   Mr. Buechler is a past Chairman of the
                   Sheet Producers Division of the Society of the Plastics Industry, Inc. and currently serves on its Executive Board and Processors Council. He also serves on several local charitable boards. His term as director expires at the 2007 Annual
                   Meeting.

Lloyd E.           Mr. Campbell is the Managing Director and     2002
Campbell, 47       Head of the Global Private Placement Group
                   at Rothschild, Inc. as well as a member of that firm's Investment Banking Committee.
                   Prior to joining Rothschild in June 2001,
                   Mr. Campbell was a Managing Director and the Head of the Private Finance Group at Credit Suisse First Boston. Mr. Campbell also serves on the board of directors of Alderwoods Group and the board of trustees of Georgetown University. In addition, he is the Chairman and Founder of Pride First
                   Corporation, a non-profit organization
                   dedicated to improving the scholastic
                   achievement of young people in New York
                   City.  He currently stands for reelection.

Walter J. Klein,   Mr. Klein is a CPA and from 1992 until        2003
58                 April 2002 was Vice President, Finance for
                   Stepan Company, a specialty chemicals
                   company listed on the New York Stock
                   Exchange. He brings more than 20 years of industrial and financial expertise to the Board. His term as director expires at the 2006 Annual Meeting.

Pamela F.          Ms. Lenehan has been President of Ridge       2004
Lenehan, 52        Hill Consulting, LLC, a strategy and
                   financial consulting firm, since June
                   2002.  From September 2001 until June
                   2002, she was self-employed as a private investor. From March 2000 until September
                   2001, Ms. Lenehan was Vice President and
                   Chief Financial Officer of Convergent
                   Networks, Inc., a manufacturer of
                   switching equipment. From February 1995 until January 2000, she was Senior Vice
                   President-Corporate Development and
                   Treasurer for Oak Industries, Inc., a
                   manufacturer of telecommunications
                   components.  Ms. Lenehan also serves on
                   the board of directors of Avid Technology and The Center for Women & Enterprise, a non-profit organization. The Board of
                   Directors elected Ms. Lenehan as a
                   director in December 2004 when the Board was expanded from eight to nine members.
                   Her term as director expires at the 2007
                   Annual Meeting.

Randy C. Martin,   Mr. Martin is Executive Vice President,       2001
42                 Corporate Development and Chief Financial
                   Officer of the Company. He is a CPA, and became Corporate Controller of the Company in 1995, Vice President and Chief
                   Financial Officer in 1996, and an
                   Executive Vice President in September
                   2000. His term as director expires at the 2007 Annual Meeting.

Jackson W.         Mr. Robinson is the President of Winslow      1993
Robinson, 62       Management Company, a division of Adams
                   Harkness & Hill in Boston, having held
                   that position since 1983.  He is also a
                   director of Jupiter Global Green
                   Investment Trust PLC and Jupiter European
                   Opportunities Trust PLC, and a Trustee of
                   Suffield Academy. He currently stands for reelection.

Richard B.         Mr. Scherrer is a partner of Armstrong        2000
Scherrer, 57       Teasdale LLP and has been Managing Partner
                   of that firm since January 1998. He is a Fellow in the International Society of Barristers and is listed in The Best
                   Lawyers In America publication. His term as director expires at the 2006 Annual
                   Meeting.

Craig A.           Mr. Wolfanger is the Senior Managing          2001
Wolfanger, 46      Director and Head of Investment Banking at
                   Parker/Hunter Incorporated, having held that position since 1995. Mr. Wolfanger has over 20 years of experience in advising corporations on mergers and acquisitions for various investment banking firms. He is an Allied Member of the New
                   YorkStock Exchange. His term as director expires at the 2006 Annual Meeting.

     The Board of Directors recommends that shareholders vote "FOR" the Board of Directors' slate of nominees.


                 CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

     Mr. Scherrer is the Managing Partner of Armstrong Teasdale LLP, which the Company retained as its principal outside law firm during fiscal 2004 and expects to retain through fiscal 2005.

     In September 2004, pursuant to a provision in Mr. Buechler's employment contract and approval from the Compensation Committee of the Board, the Company repurchased 70,000 shares of its common stock from Mr. Buechler at $23.67 per common share. The purchase price was the average of the publicly reported high and low sale prices of the common stock on the New York Stock Exchange over the ten trading days prior to the purchase.

                               BOARD OF DIRECTORS

     The listing standards of the New York Stock Exchange include a set of Corporate Governance Standards applicable to NYSE listed companies. Among other things, the Standards require a majority of the Board and all members of the Audit, Compensation and Governance Committees to be "independent" as defined by the NYSE. Pursuant to the Standards, the Board has adopted a set of Corporate Governance Guidelines setting forth certain internal governance policies and rules as well as a Director Independence Policy implementing the NYSE director independence requirements. The Corporate Governance Guidelines and Director Independence Policy are set forth in the Investor Relations/Corporate Governance section of the Company's website at www.spartech.com, and a printed copy will be provided to any shareholder on request.

     The Board has determined that all of the Company's directors other than Messrs. Buechler, Martin and Scherrer meet all applicable independence standards and therefore qualify as "independent" directors.

     The Board of Directors held seven regular meetings during fiscal 2004. Every incumbent director attended at least 75% of the aggregate number of formal meetings of the Board and the committees on which the director served which were held while he or she was a director. Because the Company schedules its spring meeting of the Board of Directors in conjunction with the Annual Meeting of Shareholders, the Company's directors normally attend each Annual Meeting. The 2004 Annual Meeting was attended by all eight directors then serving.

     Pursuant to the NYSE Corporate Governance Standards, the Board holds regularly scheduled executive sessions without management, and at least annually schedules an executive session with only independent directors. The Board has elected Mr. Robinson as its Presiding Director, to preside over these meetings and any other meetings of the Board at which the Chairman of the Board is not present.

                                   COMMITTEES

     The Board of Directors has three standing committees, Audit, Compensation and Governance. The Board has determined that all members of each of these committees are "independent" under the NYSE Corporate Governance Standards and the Director Independence Policy.

     Each committee has a written Charter setting forth its duties, responsibilities and authority as assigned by the full Board. Each Charter is posted in the Investor Relations/Corporate Governance section of the Company's website, www.spartech.com, and a printed copy will be provided to any shareholder on request.

Audit Committee

     The Audit Committee consists of Mr. Campbell, Mr. Klein (Chairman), Ms. Lenehan, Mr. Robinson and Mr. Wolfanger. It met six times during fiscal 2004. The Audit Committee's principal responsibilities are to appoint the independent accountants to audit the Company's financial statements and perform other services related to the audit, to review the scope and results of the audit with the independent accountants, to review with management and the independent accountants the Company's interim and year-end operating results, to oversee the external reporting by the Company, to consider the adequacy of the internal accounting and auditing procedures of the Company, to evaluate the independence of the internal and external auditors, and to approve and review any non-audit services to be performed by the independent accountants. The Board has determined that the Audit Committee's Chairman, Mr. Klein, qualifies as an "audit committee financial expert" under the NYSE Corporate Governance Standards.

Compensation Committee

     The Compensation Committee consists of Mr. Andy (Chairman), Mr. Klein, Mr. Robinson and Mr. Wolfanger. It met three times during fiscal 2004. The Compensation Committee's principal responsibilities are to establish, and at least annually review the compensation package for the Chief Executive Officer, and to approve and at least annually review the compensation packages for all other executive officers, to review the financial terms of any other employment arrangement providing for compensation of more than $200,000 per year, and to approve substantially all awards under the Company's 2004 Equity Compensation Plan.

Governance Committee

     The Governance Committee consists of Mr. Andy, Mr. Campbell (Chairman), Mr. Robinson and Mr. Wolfanger. It met four times during fiscal 2004. The Governance Committee's principal responsibilities are to ensure that the Company is governed in an appropriate manner, to ensure that the membership of the Board continues to have a high degree of quality and independence by performing the functions generally carried on by a nominating committee, to review and make recommendations to the Board as to the appropriate amount and form of compensation for non-employee directors, and to ensure that any future change of control of the Company would occur, if at all, only on terms fair to the Company's shareholders.

                                 CODE OF ETHICS

     The Company has adopted a Code of Ethics for its Chief Executive Officer and Senior Financial Officers. It has posted the Code of Ethics on its website and intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on its website. The Company also has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees. Both Codes are posted in the Investor Relations/Corporate Governance section of the Company's website, www.spartech.com, and a printed copy will be provided to any shareholder on request.

                            COMPENSATION OF DIRECTORS

     The Company pays each non-management director an annual fee of $40,000.
Mr. Robinson receives an additional $20,000 annual fee as Presiding Director, Mr. Klein receives an additional $15,000 annual fee as Audit Committee Chairman, Mr. Andy receives an additional $10,000 annual fee as Compensation Committee Chairman, and Mr. Campbell receives an additional $10,000 annual fee as Governance Committee Chairman. Each non-management director also receives $1,200 for each Board and Committee Meeting attended, and the Company reimburses each director for the expenses incurred in attending each meeting.

     Prior to 2004, it was the policy of the Company to grant non-management directors options to purchase common stock of the Company periodically during their terms as directors, as additional compensation. However, no options were granted to directors during fiscal 2004 pending the results of a study by the Governance Committee's compensation consultant. Upon the recommendation of the compensation consultant, the Board determined to replace grants of stock options to its non-management directors with annual awards of restricted stock units having a value of $30,000 based on the market value of the Company's common stock at the date of grant. These restricted stock units are non-forfeitable but are non-transferable and non-redeemable until one year after the end of the director's service on the Board. At that time, they will be automatically exchanged for shares of the Company's common stock. In June 2004 the Board awarded 1,266 restricted stock units to each non-management director for 2003, and in December 2004 the Board awarded 1,153 restricted stock units to each non-management director for 2004.

                              DIRECTOR NOMINATIONS

     The Governance Committee of the Board of Directors is responsible under its Charter for identifying and selecting qualified candidates for election to the Board prior to each annual meeting of the shareholders as well as to fill any vacancies on the Board. In addition, shareholders who wish to recommend a candidate for election to the Board may submit such recommendation to the Presiding Director of the Company at the address set out under "Communication With Directors" below. Any recommendation must include name, contact information, background, experience and other pertinent information on the proposed candidate and must be received in writing by November 25, 2005 for consideration by the Governance Committee for the 2006 Annual Meeting.

     Although the Governance Committee is willing to consider candidates recommended by shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by security holders. The Committee believes that a formal policy is not necessary or appropriate both because of the small size of the Board and because the Company has historically afforded representation on its Board to major shareholders on a case by case basis. For the past several years, the Company has not received any recommendations by shareholders for nominations to the Board.

     The Director Independence Policy requires that a person elected to the Board must qualify as an independent director if there are two or more non-independent directors already serving on the Board. The Governance Committee does not have any other specific minimum qualifications that must be met by a candidate for election to the Board of Directors in order to be considered for nomination by the Committee. In identifying and evaluating nominees for director, the Committee considers each candidate's qualities, experience, background and skills, as well as any other factors which the candidate may be able to bring to the Board. The process is the same whether the candidate is recommended by a shareholder, another director, management or otherwise. The Company does not regularly pay a fee to any third party for the identification or evaluation of candidates; however, in June 2004, the Governance Committee retained the consulting firm of Spencer Stuart to assist it in identifying candidates for possible election to an expanded Board. The Committee has considered and is currently considering several individuals identified by its consultant.

                          COMMUNICATION WITH DIRECTORS

     The Company has established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board by mail at: Spartech Board of Directors, Attention: Jackson
W. Robinson, Presiding Director, Ninety Nine High Street, 12th Floor, Boston, MA 02110. All communications made by this means will be received directly by the Presiding Director.

     With the unanimous approval of its independent directors, the Company has arranged for a third-party company, The Network, to provide an Ethics Hotline for employees, security holders and other interested parties to communicate concerns involving internal controls, accounting or auditing matters directly to the Audit Committee. The Company's Ethics Hotline phone number is 800-886-2144 (U.S. and Canada) or 770-582-5285 (International). The Ethics Hotline can also be used to communicate other concerns to the Company's management. Concerns can be reported anonymously, if the caller chooses.


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Committee Composition and Responsibilities

     The Compensation Committee of the Board of Directors currently consists of four directors, all of whom are independent as defined by the Securities and Exchange Commission and the New York Stock Exchange. Pursuant to its Charter, the Compensation Committee is solely responsible for establishing the compensation of the Company's Chief Executive Officer and for determining the various components of the Chief Executive Officer's compensation. It is also responsible for reviewing the financial terms of any employment arrangement for other executive officers or otherwise providing for compensation of more than $200,000 per year.

     The Committee also establishes goals for incentive compensation and determines whether those goals have been achieved, makes recommendations to the Board as to long-term compensation plans, oversees and administers the Company's Deferred Compensation Plan for senior executives, and approves substantially all awards to employees under the Company's 2004 Equity Compensation Plan.

General Compensation Philosophy

     The Committee's objective is to establish compensation levels that are fair and equitable to both senior management and the Company, considering each employee's overall responsibilities, professional qualifications, business experience and technical expertise, and the resultant combined value of the employee to the Company's long-term performance and growth. The Committee believes that both incentive and long-term compensation are important elements of the Company's management compensation program. The Committee believes that by providing fair and equitable compensation levels, the Company will be able to continue to attract and retain qualified individuals who are dedicated to the long-term performance and growth of the Company.

Factors Considered

     The Compensation Committee at least annually reviews the compensation established for each employee for whom it is responsible and reviews and approves adjustments recommended by the Chief Executive Officer to reflect individual performance evaluations and responsibilities, operating results of the Company and its operating units, and current economic conditions.

     In late 2004, the Committee retained Mercer Human Resources Consulting to conduct a comprehensive study of the compensation of the Company's Chief Executive Officer and senior management, including both levels and components of compensation. For further information about the study, see "Recent Compensation Actions," below.

Elements of Executive Officer and Senior Management Compensation

     Cash Compensation. The cash compensation of the Company's senior management other than Mr. Buechler consists of base salary and a discretionary annual bonus determined by the Chief Executive Officer and reviewed by the Committee. The annual bonus for senior management with operational responsibilities is based on individual performance evaluations, individual responsibilities, and the annual performance of those operating units for which the manager is responsible as well as annual performance of the Company as a whole. The annual bonus for corporate management is based on individual performance evaluations, individual responsibilities and the annual performance of the Company as a whole.

     Long-Term Compensation. In addition to receiving cash compensation, senior management generally receives annual awards of stock options under the Company's 2004 Equity Compensation Plan, which the Company's stockholders approved in March 2004. All awards to the Company's executive officers are approved by the Compensation Committee. Under recently adopted changes to public company accounting standards, beginning with the fourth quarter of fiscal 2005 the Company will need to begin recording an expense for financial statement purposes upon the issuance and vesting of stock options. The Company's management and the Committee will consider whether to change the Company's stock option program once these new standards become effective.

     The Company also maintains a nonqualified Deferred Compensation Plan for senior management other than Mr. Buechler who are selected to participate in the Plan by the Board or the Chief Executive Officer. Under this Plan, each December the Company contributes cash to each participant's account equal to 10% of the participant's annual cash compensation from the Company (with certain adjustments) for the preceding calendar year, subject to a maximum annual contribution per participant. The participant's account balance is invested on behalf of the participant, and vests over a ten-year period. Upon termination of the participant's employment, other than for cause, the participant is entitled to receive the vested balance in his or her account. In order to provide a more competitive incentive for hiring and retaining senior management, the Committee amended the Plan in September 2004 to increase the maximum contribution from $15,000 to $30,000 beginning with the December 2004 contribution.

     The American Jobs Creation Act of 2004, enacted by Congress in late 2004, imposes strict new requirements on deferred compensation arrangements such as the Deferred Compensation Plan. Based on preliminary guidance issued by the Treasury Department, the Committee believes that only minor amendments will be necessary to bring the Plan into compliance with the Act. The Company maintains a separate deferred compensation arrangement for Mr. Buechler in accordance with his employment agreement, as described below. The Committee has not yet reached a conclusion as to the effect the Act will have on this arrangement.

     Retirement Plan. The Company also offers a voluntary 401(k) plan for all eligible employees, including senior management, pursuant to which the Company matches 50% of participants' contributions up to a maximum of 6% of their compensation. The Company has no defined benefit or defined contribution pension plan for management.

     Compensation of Chief Executive Officer. In establishing the compensation for the Chief Executive Officer, the Committee consults independent published surveys and studies by compensation and benefit consulting firms. We endeavor to establish Mr. Buechler's total compensation at levels that are competitive with this position for other publicly-traded companies of comparable size to Spartech, subject to the achievement of annually specified strategic and financial performance objectives.

     Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the Company's tax deduction to $1 million per year (the "Compensation Cap") for certain compensation paid in a given year to the Chief Executive Officer and the four other most highly compensated executives named in the annual Proxy Statement. The Code and regulations issued under the Code exclude from the Compensation Cap amounts based on attainment of pre-established, objective performance goals, if certain other requirements are met. Currently only Mr. Buechler receives total compensation that exceeds $1 million per year. The Committee endeavors to structure Mr. Buechler's compensation so that it will be deductible by the Company without limitation.

     Mr. Buechler's current Employment Agreement provides for cash compensation consisting of an annual base salary and an annual bonus equal to 0.9% of the Company's annual earnings before income taxes. Mr. Buechler's bonus for fiscal 2004 was $606,285, and his current base salary has been set by the Committee at $750,000. The Committee has been advised that Mr. Buechler's bonus satisfies the requirements for performance-based compensation for purposes of Code Section 162(m).

     The Committee also awards Mr. Buechler annual nonqualified stock option grants pursuant to the Company's 2004 Equity Compensation Plan, on the same terms as other participants in the Plan.

     Mr. Buechler does not participate in the Company's Deferred Compensation Plan, but under his Employment Agreement he is entitled to receive an annual contribution to a universal life insurance policy maintained for Mr. Buechler equal to 15% of his base salary plus the amount of the premium on $1,250,000 of term life insurance.

     Further details of Mr. Buechler's Employment Agreement are provided under "Employment Agreements," below.

     Compensation of Other Executive Officers. Pursuant to its Charter, the Committee approves and reviews at least annually the compensation of all other executive officers, and reviews all other compensation arrangements that involve annual compensation of $200,000 or more.

Recent Compensation Actions

     In November 2004, the Committee retained Mercer Human Resources Consulting to conduct a comprehensive study of the compensation of the Company's Chief Executive Officer and senior management, and make recommendations to the Company as to appropriate levels and types of compensation for these positions. For purposes of the study, the Committee defined senior management to include approximately 27 designated individuals, including most of the participants in the Company's Deferred Compensation Plan. Upon completion of the study, the Committee will consider the recommendations of its consultant.



/s/Ralph B. Andy   /s/Walter J. Klein   /s/Jackson W. Robinson
Ralph B. Andy      Walter J. Klein      Jackson W. Robinson
  Chairman

/s/Craig A. Wolfanger
Craig A. Wolfanger

                             EXECUTIVE COMPENSATION

Summary Compensation Table
     The following table summarizes compensation earned by the Company's Chief
Executive Officer and the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 for fiscal 2004.


                                                 Annual Compensation                     Long-Term
                                                                                       Compensation
                                ----------------------------------------------------    -----------
          Name and                Fiscal                                Other Annual      Options
     Principal Position            Year        Salary       Bonus     Compensation (1)    Granted
-----------------------------  ------------ -----------   ----------  ---------------  ------------
Bradley B. Buechler                    2004     $794,821    $606,285          $132,468       100,000
Chairman, President, &                 2003     $727,212    $479,889          $207,326       100,000
Chief Executive Officer                2002     $649,038    $486,567          $111,465       200,000

George A. Abd                          2004     $301,385    $240,000         $  37,096        28,000
Executive Vice President,              2003     $281,260    $240,000         $  21,076        30,000
Color & Specialty Compounds            2002     $247,000    $240,000         $  21,686        25,000
and Molded & Profile Products

Randy C. Martin                        2004     $304,334    $175,000         $  36,191        30,000
Executive Vice President,              2003     $275,750    $175,000         $  20,200        30,000
Corporate Development &                2002     $250,682    $150,000         $  20,542        25,000
Chief Financial Officer

Steven J. Ploeger (2)                  2004     $249,279    $150,000         $  35,374         9,000
Executive Vice President,              2003     $203,991    $141,240         $  21,039         7,500
Custom Sheet & Rollstock               2002     $185,818    $125,000         $  20,432         7,100

Jeffrey D. Fisher                      2004     $223,005    $ 95,000         $  33,992        15,000
Vice President & General               2003     $205,000    $ 85,000         $  19,931        15,000
Counsel                                2002     $205,342    $ 75,000         $  19,867        15,000

  (1)  The amounts disclosed in this column for fiscal year 2004 include Company contributions to non-qualified deferred compensation arrangements on behalf of
     Mr. Buechler, $122,575; Mr. Abd, $30,000; Mr. Martin, $30,000; Mr. Ploeger,
     $30,000; and Mr. Fisher, $28,926.

  (2) Mr. Ploeger has been employed with the Company since June 1985 and was elected as an executive officer in March 2004.

The Company provides leased automobiles to certain senior management and sales personnel for their business and personal use, with the value of any personal use treated as additional compensation to them. The Company also permits its Chief Executive Officer and Executive Vice Presidents to charter the Company's airplane for their personal use when it is not scheduled for Company business, provided that they reimburse the Company in advance for such personal use.

Option Grants

 The following table summarizes option grants made during fiscal 2004 to the executive officers named in the Summary Compensation Table.

                                  Individual Grants
                    ---------------------------------------------
                      Number of     % of                            Potential Realizable Value
                     Securities     Total                            at Assumed Annual Rates
                     Underlying    Options                         of Stock Price Appreciation
                       Options     Granted                             For Option Term (1)
                       Granted       to
                                  Employees
                                  in Fiscal  Exercise   Expiration  --------------------------
      Name                          Year       Price       Date        5%             10%
------------------- ------------  ---------  ---------  ---------- -------------  -------------
Bradley B. Buechler   100,000 (2)     23.3%     $21.90    12/10/13    $1,377,279     $3,490,296

George A. Abd          28,000 (2)      6.5%     $21.90    12/10/13    $  385,638     $  977,283

Randy C. Martin        30,000 (2)      7.0%     $21.90    12/10/13    $  413,184     $1,047,089

Steven J. Ploeger       9,000 (2)      2.1%     $21.90    12/10/13    $  123,955     $  314,127

Jeffrey D. Fisher      15,000 (2)      3.5%     $21.90    12/10/13    $  206,592     $  523,544


(1) The rates of appreciation presented of 5% and 10% are set by the Securities and Exchange Commission, and therefore, are not intended to forecast future appreciation of the Company's stock price.

(2) All options were granted at market value and vest in four equal annual installments beginning December 11, 2004.

Option Exercises and Outstanding Options
 The following table summarizes all options exercised in fiscal 2004 and unexercised options at the end of fiscal 2004 for the executive officers named in the Summary Compensation Table.

                      Shares       Value        Number of Securities     Value of Unexercised "In-
                     Acquired   Realized (1)   Underlying Unexercised      the-Money" Options at
                        on                   Options at Fiscal Year End     Fiscal Year End (2)
                                              --------------------------  -------------------------
       Name          Exercise                Exercisable  Unexercisable  Exercisable Unexercisable
------------------  ---------   ------------ -----------  -------------  ----------  -------------
Bradley B. Buechler     97,500      $945,375     397,500    282,500 (3)   $2,023,625    $1,379,075

George A. Abd           12,501      $175,096      55,500     68,624 (3)   $  197,013    $  382,642

Randy C. Martin              -             -      55,376     70,624 (3)   $  415,033    $  389,242

Steven J. Ploeger            -             -      33,301     20,799 (3)   $  260,947    $  121,067

Jeffrey D. Fisher        4,300     $  53,613      25,201     37,499 (3)   $  154,834    $  212,873

(1) The values represent the difference between the exercise price of the options and the price of the Company's common stock on the date of exercise.

(2) The values represent the difference between the exercise price of the options and the price of the Company's common stock at fiscal year end.

(3) These represent the unvested portion of options granted during fiscal 2001, 2002, 2003 and 2004 which vest in four equal annual installments beginning one year after date of grant.

Employment Agreements

Mr. Buechler

     Effective November 1, 2002, the Company entered into an Amended and Restated Employment Agreement with Mr. Buechler, which modified but continued Mr. Buechler's existing employment contract. The Agreement will continue until terminated either by the Company on three years' notice or by Mr. Buechler on one year's notice. Notice of termination may not be given before November 1, 2005, except that Mr. Buechler may give notice of termination at any time if a "Change of Control" (described below) occurs. For 24 months after termination of the Agreement, Mr. Buechler may not disclose any Company trade secrets, solicit the Company's customers, business or employees, or otherwise compete directly with the Company.

     The Agreement provides for compensation consisting of: (i) an annual base salary, which has been set by the Compensation Committee at $750,000 for 2005,
(ii) an annual bonus equal to 0.9% of the Company's annual earnings before income taxes, subject to certain adjustments and exceptions, (iii) periodic stock option grants under the Company's stock option plans, and (iv) an annual contribution to a universal life insurance policy maintained for Mr. Buechler equal to 15% of his base salary plus the amount of the premium on $1,250,000 of term life insurance. The agreement also contains a provision that Mr. Buechler may require the Company to repurchase during any twelve-month period that the Agreement is in effect a number of shares of his common stock not exceeding 15% of his then-current holdings of common stock plus currently-exercisable options, at the average of the publicly-reported high and low sale prices of the common stock on the New York Stock Exchange over the ten trading days prior to the sale and subject to certain other terms and conditions.

     If the Company terminates Mr. Buechler's employment for any reason other than "Cause" (defined below), or if Mr. Buechler terminates his employment with "Justification" (defined below) or with prior notice (as discussed above), then he will receive a cash severance benefit equal to two times his then current base salary plus the aggregate amount of the bonuses paid or earned by him in the two years before the notice of termination is given. However, if a Change of Control has occurred before the termination, the severance benefit becomes
2.95 times the sum of base salary plus one-third of the aggregate amount of bonuses paid or earned by him in the three years before the notice of termination is given. In either case, if the severance benefit and any other payments received as a result of the termination are subject to the excise tax imposed on excessive termination payments under the Internal Revenue Code, the Company will pay Mr. Buechler an additional severance amount so that he will receive the same net amount he would have received if there had been no excise tax.

     The Agreement defines certain terms, as follows:

     A "Change of Control" takes place if any of the following occurs: (i) the Board of Directors approves and recommends to the Company's shareholders (A) any consolidation or merger of the Company where either the Company is not the surviving corporation or the Company's shares are exchanged and the shareholders do not retain the same proportionate voting interest in the Company or its successor, (B) a sale or other transfer of all or substantially all of the Company's assets, other than to a subsidiary, or (C) the liquidation or dissolution of the Company; (ii) any person acquires a majority of the Company's voting stock; (iii) the Board of Directors approves any transaction whose purpose or likely effect is to cause the Company's common stock to be held by fewer than 300 persons or not to be listed on any national securities exchange; or (iv) there is a change in a majority of the Company's Board of Directors within any 24 consecutive months, unless each new director was approved by a majority of the continuing directors.

     "Cause" for termination of Mr. Buechler's employment by the Company occurs only if he is convicted of a felony, or commits an act or omission (including failure to follow lawful instructions of the Board of Directors) resulting or intended to result in his personal gain at the expense of the Company's property or business. However, Mr. Buechler will not be liable merely for his bad judgment, acts or omissions done in good faith or in connection with any tender, merger offer or other restructuring proposal.

     "Justification" for termination of his employment by Mr. Buechler occurs only if the Company reassigns or restricts him in a way inconsistent with his position, duties, responsibilities and status as Chairman of the Board, President, and Chief Executive Officer or fails to pay him any salary, option or bonus within seven days after he notifies the Company that such amount is due, or otherwise adversely affects or materially reduces any other benefits or rights he has under the Agreement.

Messrs. Abd, Martin, Ploeger and Fisher

     The Company has also entered into a three-year employment agreement with Mr. Abd expiring February 28, 2006, a three-year employment agreement with Mr. Martin expiring January 1, 2006, a three-year employment agreement with Mr. Ploeger expiring April 30, 2007, and a three-year employment agreement with Mr. Fisher expiring November 30, 2006. The annual base compensation under these agreements, subject to periodic review for cost of living and/or merit and other increases, is currently $310,000, $300,000, $275,000 and $225,000 respectively.
The agreements also provide for annual bonuses based upon individual performance and the overall results of the Company's operations. In addition, the agreements require the Company to provide term life insurance for the employees' designated beneficiaries for the term of the agreements, in the amount of $500,000 for Mr. Abd, $300,000 for Mr. Martin, $250,000 for Mr. Ploeger and $250,000 for Mr. Fisher.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information as of October 30, 2004 regarding the Company's 1991 Incentive Stock Option Plan, 1991 Restricted Stock Option Plan, 2001 Stock Option Plan and 2004 Equity Compensation Plan:

                                      (a)              (b)               (c)
        Plan Category              Number of     Weighted-average     Number of
                                securities to be  exercise price      securities
                                  issued upon     of outstanding      remaining
                                  exercise of        options,       available for
                                  outstanding      warrants and    future issuance
                                    options,          rights            under
                                  warrants and                       compensation
                                     rights                        plans (excluding
                                                                      securities
                                                                     reflected in
                                                                     column (a))
  Equity compensation plans        2,685,000          $20.38             (1)
 approved by security holders
Equity compensation plans not         None             None              None
 approved by security holders
            Total                  2,685,000          $20.38


(1) The maximum amount of common stock for which options or other awards may be granted under the Company's 2004 Equity Compensation Plan is 3,000,000 shares.
The Plan prohibits the Company from repricing any options granted under the Plan. No options or other awards may be granted under the Plan after December
31, 2010. No further options may be granted under any other stock option plans of the Company. In the event of any stock split, reverse stock split or stock dividend in excess of 5%, or any other recapitalization, combination or exchange affecting the common stock generally, the number and kind of shares available for issuance under the Company's stock option plans and any outstanding awards will be appropriately and automatically adjusted.

                             AUDIT COMMITTEE REPORT

     The Company's management has the primary responsibility for its financial reporting process, including its systems of internal controls, and for the financial statements resulting from that process. The Company's independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee, which is comprised entirely of independent directors, retains the independent auditors and oversees the Company's financial reporting process and the audit on behalf of the Board of Directors.

     In fulfilling our oversight responsibilities for 2004, the Audit Committee:

      Retained Ernst & Young LLP to perform the fiscal 2004 audit.

      Reviewed and discussed with management the Company's audited financial statements for the fiscal year ended October 30, 2004 as well as the quarterly unaudited financial statements.

      Reviewed and discussed with management the quality and the acceptability of the Company's financial reporting and internal controls.

      Discussed with the independent auditors the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      Reviewed with the independent auditors their judgments as to the quality and the acceptability of the Company's financial reporting.

      Received from the independent auditors the written disclosures and letter required by Standard No. 1 of the Independence Standards Board, and discussed with the independent auditors the auditors' independence from management and the Company, including the impact of permitted non-audit-related services approved by the Committee to be performed by the independent auditors.

      Discussed with the independent auditors and management such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 and other auditing standards generally accepted in the United States, the corporate governance standards of the New York Stock Exchange, and the Audit Committee's Charter.

     Based on the above reviews and discussions, we recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 30, 2004 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

          /s/Walter J. Klein  /s/Lloyd E. Campbell      /s/Jackson W. Robinson
          Walter J. Klein        Lloyd E. Campbell      Jackson W. Robinson
          Chairman

          /s/ Craig A. Wolfanger
          Craig A. Wolfanger

                              FEES PAID TO AUDITORS

     During fiscal 2003 and 2004, the Company's principal auditor, Ernst & Young LLP, provided services in the following categories for the following fees:
                                2003                2004
                            -------------      -------------
Audit Fees                  $    307,530 (1)      $  360,285 (2)
Audit-Related Fees          $     40,598          $  128,448
Tax Fees                    $    190,000          $        _
All Other Fees              $          _          $        _

     Audit-Related Fees primarily related to work performed in connection with the filing of the Company's shelf registration statement on Form S-3, the review of internal controls and the audit of employee benefit plans. Tax Fees represent work performed in connection with a tax planning engagement. The Audit Committee has considered whether retaining the Company's principal auditor to provide non-audit services is compatible with maintaining auditor independence and believes that it is.
  (1)  Includes amounts billed after the date of the 2004 proxy statement

  (2) As of the date of this proxy statement the Company had not received the final bill for fees related to the fiscal 2004 audit.


                               SECURITY OWNERSHIP

     The table set forth below identifies the aggregate shares of common stock beneficially owned by each director, by each executive officer, by the executive officers and directors as a group, and by each person known to the Company as of December 31, 2004 to be the beneficial owner of more than 5% of the 32,203,854 shares of common stock outstanding as of that date.

                                         Number of             Percentage of
                                       Common Shares           Common Shares
                                   Beneficially Owned (1)   Beneficially Owned
                                   ----------------------   ------------------
Directors and Executive Officers:

  Bradley B. Buechler             608,013 (2)                1.9%
  Ralph B. Andy                   175,261 (3)                *
  Randy C. Martin                  98,981 (4)                *
  George A. Abd                    91,764 (4)                *
  Jackson W. Robinson              55,000 (4)                *
  Steven J. Ploeger                50,345 (4)                *
  Jeffrey D. Fisher                44,515 (4)                *
  Richard B. Scherrer              44,350 (4)                *
  Craig A. Wolfanger               31,700 (4)                *
  Lloyd E. Campbell                19,372 (4)                *
  Walter J. Klein                  17,500 (4)                *
  Phillip M. Karig                 14,500 (4)                *
  William F. Phillips              14,032 (4)                *
  Suzanne M. Riney                  8,710 (4)                *
  Donna F. Loop                     3,730 (4)                *
  Michael G. Marcely                1,100 (4)                *
  Pamela F. Lenehan                     0                    *

  All Directors and Executive
    Officers as a Group
    (17 persons)                1,278,873 (4)                3.9%

  Other Beneficial Owners
    In Excess of 5% of the
    Common Shares Outstanding:

  FMR Corp.                     3,471,757 (5)                10.8%
  Fidelity Management & Research Company
  82 Devonshire Street
  Boston, MA 02109

  Columbia Wanger Asset
    Management, L.P.            3,332,900 (6)                10.3%
  227 West Monroe Street, Suite 3000
  Chicago, IL 60606

Notes To Security Ownership Table:

* Less than 1%.

(1) Includes shares issuable upon exercise of currently exercisable options as noted for the respective owners.

(2) Includes 505,000 shares issuable upon exercise of currently exercisable options.

(3) Includes 25,000 shares issuable upon exercise of currently exercisable options, and 150,261 shares owned by RBA Partners, L.P. Mr. Andy is the sole shareholder of RBA Investments, Inc., which is a 0.1% general partner of RBA Partners, L.P. As such, Mr. Andy, through RBA Investments, Inc. has investment and voting power over the shares owned by RBA Partners, L.P.

(4) Includes shares issuable upon exercise of currently exercisable options, as follows: Mr. Martin, 79,000; Mr. Abd, 78,625; Mr. Robinson, 35,000; Mr. Ploeger, 32,013; Mr. Fisher, 40,200; Mr. Scherrer, 30,000; Mr. Wolfanger, 30,000; Mr. Campbell, 15,000; Mr. Klein, 15,000; Mr. Karig, 12,000; Mr.
  Phillips, 6,687; Ms. Riney, 6,975; Ms. Loop, 3,500; Mr. Marcely, 1,100 and all directors and executive officers as a group, 915,100.

(5) Based on information presented as of March 31, 2004 in FMR Corp.'s latest available Schedule 13G, FMR Corp. beneficially owned 3,471,757 shares of common stock including 2,622,257 shares beneficially owned by Fidelity Management & Research Company as a result of its serving as investment adviser to various investment companies and other funds, 214,600 shares beneficially owned by Fidelity Management Trust Company as trustee or managing agent for various private investment accounts and other funds and 634,900 shares beneficially owned by Fidelity International Limited. FMR Corp. has sole voting power with respect to 850,550 shares and sole investment power with respect to all 3,471,757 shares.

(6) Based on information presented as of November 30, 2004 in Columbia
  Wanger Asset Management, L.P.'s ("WAM") latest available Schedule 13G, WAM beneficially owned 3,332,900 shares of common stock. WAM has shared voting and investment power with WAM Acquisition GP, Inc. the general partner of WAM.

     In 2003, the Company issued a set of stock ownership guidelines under which, by 2007, the Board of Directors and management are expected to maintain stock ownership ranging from one to four times Board retainer or base pay. As of fiscal year end 2004 nearly 50% of the participants were in line to meet these guidelines.

                         COMMON STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total Company shareholder return for the last five fiscal years with overall market performance, as measured by the cumulative return of the Standard & Poor's 500 Stock Index and the Standard
& Poor's Specialty Chemicals Index, assuming an initial investment of $100 at the beginning of the period and the reinvestment of all dividends.
GRAPH
                            10/31/99  10/30/00 10/28/01  11/3/02 11/1/03  10/30/04  CAGR*
--------------------------- --------  -------- --------  ------- -------  --------  ------
SPARTECH STOCK PRICE          $28.63    $13.00   $21.05   $18.79  $23.18    $25.20  (0.7%)
Assumed $100 Investment:
SPARTECH CORPORATION         $   100    $   46   $   76   $   69  $   87    $   96  (0.7%)
S&P 500                      $   100    $  101   $   80   $   66 $    77    $   83  (3.7%)
S&P Specialty Chemicals      $   100    $   69   $   84   $   97 $   106     $ 119   3.6%
Index

*Compound annual growth rate.


          PROPOSAL 2: TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

          In December 2004, the Audit Committee appointed Ernst & Young LLP as independent auditors of the Company for fiscal 2005. The Audit Committee proposes that the shareholders ratify the appointment at this Annual Meeting. Ernst & Young LLP has served as the Company's independent auditors since fiscal 2002. The Company has had no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. In the event a majority of the votes cast at the Annual Meeting are not voted in favor of the appointment, the Committee will reconsider its selection.

          Ernst & Young LLP has advised the Company that its representatives will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   The Board of Directors recommends that shareholders vote FOR this proposal.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all
     Section 16(a) forms filed by them.

          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from its directors and executive officers that no other reports were required, all
     Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis during the fiscal year ended October 30, 2004.


                            PROPOSALS OF SHAREHOLDERS

          Proposals of shareholders intended for inclusion in the Company's proxy statement for the 2006 Annual Meeting must be received by the Company no later than September 23, 2005. In addition, if a shareholder fails to notify the Company on or before December 7, 2005 of a proposal which such shareholder intends to present at the Company's 2006 Annual Meeting other than through inclusion of such proposal in the Company's proxy materials for the meeting, then management proxies may use their discretionary voting authority with respect to such proposal if it is presented at the meeting.

          Shareholders are urged to sign, date, and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Your cooperation is appreciated.

                                            By Order of the Board of Directors

                                           /s/Jeffrey D. Fisher
                                           Jeffrey D. Fisher
     January 21, 2005                      Secretary

FORM OF PROXY

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE   Please Mark
"FOR" EACH ITEM.                                          Here for Address
                                                         Change or Comments | |
                                                         SEE REVERSE SIDE

Item 1 - Election of Directors
Election of three Class C Directors to serve until the 2008 Annual Meeting.
NOMINEES: 01 Ralph B. Andy; 02 Lloyd E. Campbell and 03 Jackson W. Robinson.

        FOR all the nominees                 WITHHOLD
           listed above                     AUTHORITY
         (except as marked             to vote for all the
          to the contrary)            nominees listed above

                |_|                             |_|

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the name in the list above.


                                                FOR     AGAINST    ABSTAIN

Item 2 - Ratify Independent Auditors            |_|       |_|        |_|

Item 3 - In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein.

  YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY
           CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.


--------------      ------------   --------------      ------------
Signature           Date           Signature           Date

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


-------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^

                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 11:59PM Eastern Time on March 8, 2005.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

----------------------------------        ----------------------------------        -------------------
             Internet                                  Telephone
    http://www.proxyvoting.com/seh                      1-866-540-5760                      Mail

Use the Internet to vote your proxy.      Use any touch-tone telephone to          Mark, sign and date
Have your proxy card in hand when         vote your proxy.  Have your proxy          your proxy card
you access the web site.               OR   card in hand when you call.         OR             and
                                                                                       return it in the
                                                                                   enclosed postage-paid
                                                                                            envelope.
----------------------------------        ----------------------------------        -------------------



              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.


                           SPARTECH CORPORATION PROXY
                      2005 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Bradley B. Buechler and Randy C. Martin, and each of them with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the Annual
Meeting of Shareholders of Spartech Corporation ("the Company") to be held at Washington University's Knight Center, One Brookings Drive, St. Louis, Missouri
63130, on Wednesday, March 9, 2005, commencing at 10:00 a.m., CST, and at any and all adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated January 21, 2005.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
"FOR" ITEMS 1 AND 2 AND IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER
MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                        (Continued on the reverse side)
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      Address Change/Comments (Mark the corresponding box on the reverse side)




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                             ^FOLD AND DETACH HERE^
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